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                                                                    EXHIBIT 23.3

                                  [LETTERHEAD]
                        CONSENT OF DANIEL P. BURKE, ESQ.

Hauppauge, New York
Dated: August 28, 1997

    As special counsel to the "Company" (Anchor Gaming), I hereby consent to the reference to myself in the Registration Statement filed on August 29, 1997 with respect to information provided under the caption "Intellectual Property Rights" in the "Proprietary Games" section of the "BUSINESS" section, and the section entitled "Risks of Proprietary Games" in the "RISK FACTORS" section.

                                          /s/ DANIEL P. BURKE

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                                          Daniel P. Burke